EXHIBIT 10.6

January 4, 2011

Via Hand Delivery

James G. Bush
1555 Sequoia Grove Avenue
Bakersfield, CA. 93314

Dear James:

As you know, your employment as the President of Select Resources a subsidiary of Tri-Valley Corporation (“Company”) will end on January 4, 2011. In order to receive the benefits listed in paragraph 1 below, you must sign this Separation Agreement and General Release (“Agreement”), and return it to Daneva Cofield no later than 5:00 p.m. on February 18, 2011.

This Agreement is an important document which you should examine carefully before signing. You may take up to forty-five (45) days to think about it before signing it. This period is intended to allow you time to think about whether you want to sign the Agreement, and to seek the advice of anyone you need to consult in order to make an informed decision. You should consult with your attorney about this document.

This Agreement will not become effective or enforceable until seven (7) days after you sign it. You may revoke the Agreement at any time during this seven-day period by providing written notice of revocation to Tri-Valley Corporation, Attn: Daneva Cofield, Human Resources/Admin. Support Supervisor, 4550 California Avenue, Suite 600, Bakersfield, CA. 93309. If you do revoke the Agreement, you will not be entitled to the benefits under this Agreement.

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is entered into by and between Company on one hand and James Bush (“Employee”) on the other hand.

Recitals:

A.           Employee was employed by the Company as its President of Select Resources, and Employee’s employment relationship with the Company officially terminated effective January 4, 2011 (“Separation Date”). Employee and the Company wish to enter into this Agreement to clarify and resolve any disputes that may exist between them arising out of their employment relationship and its termination, and any continuing obligations of the parties to one another following the end of the employment relationship.

 Employee Initials:  /s/ JB
 Company Initials:  /s/ DC

B.           Employee has consulted, or has chosen not to consult an attorney of Employee’s choice and understands that Employee is waiving all potential claims against the Company.

C.           This Agreement is not and should not be construed as an admission or statement by either party that it or any other party has acted wrongfully or unlawfully. Both parties expressly deny any wrongful or unlawful action.

Agreements:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

1.           Severance Compensation.  In consideration for this Agreement, the Company will pay to Employee gross severance compensation equal to three months of pay per employees agreement with company totaling forty thousand, nine hundred fifty dollars and no cents ($40,950.00), less applicable withholdings (“Severance Compensation”). Severance Compensation will be paid in six installment payments on the 15th and last day of the month beginning on the last day of the month following Employee’s execution of this Agreement and expiration of the 7 day revocation period. Severance Compensation will consist of six equal payments of $6,825.00 each less applicable withholdings.  In no event shall Severance Compensation exceed $40,950.00. Employee acknowledges that the Company has no preexisting duty to pay Employee Severance Compensation and is doing so solely as consideration for this Agreement.

2.           Accrued Wages.  By separate check dated January 4, 201l , Company paid Employee all accrued wages as of the Separation Date, totaling $2,520.00 less applicable withholdings. Employee acknowledges that no other wages are due.

3.           Accrued Vacation.  By separate check dated January 4, 2011, Company will pay Employee all accrued and unused vacation as of the Separation Date, totaling 25.88 days which equals $16,305.49, less applicable withholdings. Employee acknowledges that no other vacation is accrued or owed.

4.           Other Benefits.  All other employment benefits, except those provided herein, shall cease effective on the Separation Date.

5.           Proprietary Information.  Employee acknowledges that he has had access to Proprietary Information (as defined below) concerning the Company, its products, customers, vendors and methods of doing business. Employee acknowledges that the Company has developed, compiled and otherwise obtained, often at great expense, this information, which has great value to the Company’s business. Employee agrees to hold in strict confidence and not disclose any Proprietary Information, directly or indirectly, to anyone outside of the Company, or use, copy, publish, summarize, or remove from Company premises such information. Employee agrees to deliver promptly to Company all tangible Proprietary Information which is in his

 Employee Initials:  /s/ JB
 Company Initials:  /s/ DC

possession or under her control. For purposes of this Agreement, the reference to “Proprietary Information” means all information and any idea in whatever form, tangible or intangible, whether disclosed to or learned or developed by Employee, pertaining to or affecting the business of the Company , any of its subsidiaries, including Tri-Valley Oil & Gas Co., Pleasant Valley Energy Corporation, Select Resources Corporation, Inc., Tri-Valley Power Corporation, Great Valley Drilling Company, LLC, and Great Valley Production Services, LLC (collectively, “Subsidiaries”) or other affiliated companies, or their representatives, clients, consultants, or business associates unless:

(a)           the information is or becomes publicly known through lawful means not requiring the permission or license of the Company;

(b)           the information was rightfully in Employee’s possession or part of her general knowledge prior to her employment by the Company or by virtue of her activities not related to her employment by the Company; or

(c)           the information was disclosed to Employee without confidential or proprietary restriction by a third-party who rightfully possesses the information (without confidential or proprietary restriction for the benefit of the Company) and did not learn it, directly or indirectly, from the
Company on a confidential basis.

Employee further agrees that the following information is included, without limitation, in the definition of Proprietary Information if the same is encompassed by the preceding sentence:

(a)           trade secrets in any form, including without limitation, all graphic material, forms, documents, data and information;

(b)           processes, electronic codes, customer information, computer software, source codes, proprietary techniques, and research projects;

(c)           information about costs, budgets, profits, markets, employees, sales and lists of customers or vendors;

(d)           plans for future development and new product concepts and marketing;
and

(e)           all documents, books, papers, drawings, models, sketches, studies, consultant’s reports and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been given to Employee by the Company or other affiliated companies, as well as written or oral instructions or comments.

(f)           confidential information in any form, including without limitation, concerning inventions, discoveries, improvements, methods, technology,

 Employee Initials:  /s/ JB
 Company Initials:  /s/ DC

business plans, environmental plans, audits, reviews or other investigatory processes, procedures, and practices, enterprises, exploration, exploitation, production, estimates of reserves or resources, sampling, assays, logging, testing, completion, workover or recompletion, minerals or oil and gas exploration leads and prospects, mining or drilling , manufacturing , lease design, location or operation, financial results, reports or similar information, or any other Company confidential information affecting or concerning the business or operation of the Company, its Subsidiaries or any of their directors, officers or employees developed, acquired, used by or disclosed to Employee in the performance of his services at any time in any capacity for the Company.

6.           Employee’s Return of Company Property in Employee’s Possession.  Employee agrees to return to Company no later than the last day of employment all Company property and all original and copies of Company’s property in his possession or under his control, including without limitation, keys, security passes, directories, policies, procedures, manuals, reports, organization charts, and computer discs containing any information concerning his or her job or any other information concerning the Company which he or she acquired during his employment with Company. Employee confirms that Employee will immediately turn over to the Company all Proprietary Information of the Company including, but not limited to files, memoranda, records, and/or other documents or physical property which Employee received from the Company or its employees or which Employee generated in the course of Employee’s employment with the Company. Employee further agrees to download to a disk and return to the Company any and all Proprietary Information contained on any electronic device in Employee’s possession and to destroy or erase the original files or copies of any such files after providing the disk to the Company per this Agreement. Employee agrees that he or she will forever keep in strictest confidence (and will not disclose, directly or indirectly, or deliver to anyone else) any and all Company property, including Proprietary Information, including without limitation, all notes, notebooks, memoranda, documents, computer discs, manuals, files, and phone lists and, in general, any and all information and material developed, acquired, used by, disclosed to or in Employee’s possession or control during his employment with Company at any time in any capacity affecting or concerning Company’s business or operations.

Employee affirms and acknowledges that his obligations under California’s Uniform Trade Secrets Act and Unfair Trade Practices Act relating to the Company’s Proprietary Information shall continue in full force after the execution of this Agreement.

7.           Employment Reference.  All requests for employment references or information related to Employee’s employment shall be directed to Daneva Cofield. No other employee of the Company is authorized to give an employment reference for Employee. Daneva Cofield will inform the potential employer that the Employee’s employment ended due to a lay off due to position elimination and will provide the Employee’s dates of employment and last position held.

8.           Confidentiality of Separation Agreement and General Release.  Employee agrees that he will keep the terms of this Agreement (including but not limited to the severance amount)

 Employee Initials:  /s/ JB
 Company Initials:  /s/ DC

completely confidential, and that he will not disclose any information concerning this Agreement or its terms to anyone other than Employee’s immediate family, legal counsel, and/or financial advisors, who will be informed of and bound by this confidentiality clause.

9.           General Release of Claims.  Employee, on his own behalf and on behalf of his heirs, agents, representatives, attorneys, assigns, executors and/or anyone acting on his behalf, and in consideration of the promises, assurances, and covenants set forth in this Agreement, hereby fully releases the Company and its Subsidiaries, their officers, shareholders, partners, members, individual employees, agents, representatives, directors, employees, attorneys, successors, and anyone acting on their behalf, known or unknown, from all claims and causes of action by reason of any injuries and/or damages or losses, known or unknown, foreseen or unforeseen, patent or latent which Employee has sustained or which may be sustained as a result of any facts and circumstances arising out of or in any way related to Employee’s employment by the Company and/or its Subsidiaries, and to any other disputes, claims, disagreements, or controversies between Employee and the Company up to and including the date this Agreement is signed. Employee’s release includes, but is not limited to, any contract benefits, claims for quantum meruit, claims for wages, bonuses, employment benefits, moving expenses, stock options, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of unlawful discharge, torts and related damages (including, but not limited to emotional distress, loss of consortium, and defamation) any legal restriction on the Company’s right to terminate Employee’s employment and/or services, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, age discrimination claims under State law or the federal Age Discrimination in Employment Act of 1967 (29 U.S.C. §621, et seq.), the Older Worker’s Benefit Protection Act, any state laws concerning discrimination or harassment including the Fair Employment and Housing Act, or any other legal limitation on contractual or employment relationships.

This waiver and release shall not waive or release claims where the events in dispute first arise after execution of this Agreement, nor shall it preclude Employee or Company from filing a lawsuit for the exclusive purpose of enforcing their respective rights under this Agreement.

Employee represents that Employee has not filed any complaints, charges or lawsuits against the Company with any governmental agency or any court, and agrees that Employee will not initiate, assist or encourage any such actions.

10.           Release of Unknown Claims.  It is the intention of Employee that this Agreement is a general release which shall be effective as a bar to each and every claim, demand, or cause of action it releases. Employee recognizes that he may have some claim, demand, or cause of action against the Company and/or its Subsidiaries of which he is totally unaware and unsuspecting which Employee is giving up by execution of this Agreement. It is the intention of Employee in executing this Agreement that it will deprive Employee of each such claim, demand or cause of action and prevent Employee from asserting it against the released parties. In furtherance of this intention, the Employee expressly waives any rights or benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

 Employee Initials:  /s/ JB
 Company Initials:  /s/ DC

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Employee hereby waives application of Section 1542 of the California Civil Code and any similar applicable law, statute, or regulation.

11.           Severability.  The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

12.           Agreement Mutually Drafted.  The Parties acknowledge that this Agreement was mutually drafted and that no provision shall be construed against either party as the drafter.

13.           Knowing and Voluntary Agreement.  Employee represents and agrees that Employee has read this Agreement, understands its terms and the fact that it releases any claim Employee might have against the Company and its agents, understands that Employee has the right to consult counsel of choice and has either done so, or knowingly waived the right to do so, and enters into this Agreement without duress or coercion from any source.

14.           Entire Agreement.  This Agreement sets forth the entire understanding between Employee and the Company and supersedes any prior agreements or understandings, express or implied, pertaining to the terms Employee’s employment with Company and the termination of the employment relationship. Employee acknowledges that in executing this Agreement, Employee does not rely upon any representation or statement by any representative of Company concerning the subject matter of this Agreement.

15.           Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

I ACKNOWLEDGE THAT I HAVE READ THIS WAIVER AND GENERAL RELEASE OF CLAIMS, UNDERSTAND IT AND THAT I AM VOLUNTARILY SIGNING IT.

[Employee]

/s/ John Bush

Dated: Feb. 18, 2011

 Employee Initials:  /s/ JB
 Company Initials:  /s/ DC

[Company]

By: /s/ Daneva Cofield

Its: Human Resources/Admin. Supervisor

Dated: Jan. 04, 2011

 Employee Initials:  /s/ JB
 Company Initials:  /s/ DC

ADDENDUM
TO
SEPARATION AGREEMENT
AND
GENERAL RELEASE

FORM OF WARRANT

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THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND SAID STATE SECURITIES LAWS OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND SAID STATE SECURITIES LAWS.

TRI-VALLEY CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Tri-Valley Corporation, a Delaware corporation (“Company”), certifies that James G. Bush (“Holder”) is entitled to purchase from the Company, at any time during the period set forth in Section 2.1 hereof, all or any portion of the Warrant Shares (as hereafter defined) for a price per Warrant Share equal to the Purchase Price (as hereafter defined).

This Warrant and the Warrant Shares issuable upon exercise of this Warrant are subject to the terms and conditions hereinafter set forth:

1.           Definitions.  As used in this Warrant, the following terms shall mean:

1.1           “Common Stock” – The Company’s Common Stock.

1.2           “Issuance Date” – February 18, 2011, the effective date of the original issuance of this Warrant.

1.3           “Purchase Price” – An amount equal to $19,500 (Nineteen Thousand Five Hundred Dollars) or $0.39 (Thirty-Nine Cents) for each share of the Company’s Common Stock.

1.4           “Subscription Form” – The form attached to this Warrant as Exhibit 1.

1.5           “Warrant” – This Warrant or any warrant delivered in substitution or exchange therefor as provided herein.

1.6           “Warrant Shares” – 50,000 (FIFTY THOUSAND) shares of the Company’s Common Stock.

2.           Exercise.

2.1           Time of Exercise.  This Warrant may be exercised at the principal

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executive offices of the Company in California in whole or part at any time commencing on the Issuance Date and terminating at 5:00 p.m., Pacific Standard Time, on February 18, 2013 (“Termination Date”).

2.2           Manner of Exercise.  This Warrant is exercisable at the Purchase Price for each Warrant Share issuable hereunder payable: (a) in cash or by check payable to the order of Company; (b) by cancellation of any then existing indebtedness owed by the Company to the Holder; (c) in the manner described in Section 2.3 hereof; or (d) in any combination of the foregoing. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Purchase Price for the Warrant Shares to be purchased, at the Company’s principal executive offices in California, the Holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or part, during any period in which this Warrant may be exercised as set forth above.

2.3           Cashless Exercise.  The Holder may elect to receive, without the payment by the Holder of any cash, that number of Warrant Shares equal to the value of this Warrant, or any portion hereof, by the surrender of this Warrant, or such portion, to the Company at the principal executive offices of the Company in California. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

X = Y(A-B)
        A

where X = the number of Warrant Shares to be issued to the Holder pursuant to this Section 2.3;

Y =           the number of Warrant Shares covered by this Warrant in respect of which the cashless exercise election is made;

A =           the “fair market value” of one share of Common Stock at the time the cashless exercise election is made; and

B =           the Purchase Price in effect under this Warrant at the time the cashless exercise election is made.

The term “fair market value” of one share of Common Stock on any date shall mean the average of the daily closing prices for a share of Common Stock on the ten consecutive trading days commencing 10 days before the date upon which the cashless exercise election is made. The closing price for each day shall be:  (i) the average of the last reported sales prices on the specified days (or if there is no reported sale on any such trading date, the average of the closing bid and asked prices on such trading date) if such Common Stock shall be listed or admitted to trading on any national securities exchange; (ii) the average of the last reported sales prices on the specified days (or if there is no reported sale on any such trading date, the average of the closing bid and asked prices on such trading date) if such Common Stock shall be listed or admitted to trading on the NYSE-Amex Alternext US Exchange; (iii) the closing price, if

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reported, or if the closing price is not reported, the average of the closing bid and asked prices, as reported by the Nasdaq National Market, the Nasdaq SmallCap Market or similar source or, if no such source exists, as furnished by two members of the National Association of Securities Dealers, Inc., selected by the Company for that purpose, on the specified date if such Common Stock is publicly traded but is not traded or admitted to trading on any national securities exchange; or (iv) the fair market value of such a share of such Common Stock on such dates as determined in good faith by the Company’s Board of Directors if such Common Stock is not publicly traded. In the event that clause (iv) in the immediately preceding sentence is applicable, the Company’s Board of Directors shall promptly respond in writing to any inquiry by the Holder hereof as to the fair market value of one share of such Common Stock.

2.4           Delivery of Stock Certificates.  As soon as practicable, but not exceeding 15 business days after exercise of this Warrant, the Company, at its expense, shall cause to be issued in the name of the Holder and deliver to the Holder a certificate for the number of fully paid and nonassessable Warrant Shares so purchased.

2.5           Record Date of Transfer of Warrant Shares.  Irrespective of the date of issuance and delivery of certificates for any Warrant Shares or other securities issuable upon the exercise of this Warrant, each person in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares or other securities represented thereby immediately prior to the close of business on the date on which a duly executed Subscription Form containing notice of exercise of this Warrant and payment for the number of Warrant Shares as to which this Warrant shall have been exercised shall have been delivered to the Company.

3.           Adjustments.  In the event that the outstanding shares of Common Stock are at any time increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares, or stock dividends payable with respect to such shares of Common Stock, appropriate adjustments in the number, kind, and price of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise of this Warrant will be the same as it would have been had the Holder owned immediately prior to the occurrence of such event the number of shares of Common Stock subject to this Warrant. For purposes of clarification, no adjustment in the number, kind or price of such securities subject to this Warrant will be made as a result of the issuance of additional shares of stock that are not part of a reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares, stock dividends, or similar transaction. Such adjustment shall be made successively whenever any event listed above shall occur, and the Company will notify the Holder of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated, and the price per share of the remaining Warrant Shares subject to this Warrant adjusted accordingly.

4.           Transfer of Warrant and Warrant Shares.

4.1           Restrictions on Transfer.  The Holder, by the Holder’s acceptance hereof, represents, warrants, covenants, and agrees that: (a) the Holder is an “accredited investor” as

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 WARRANT NO. 003

such term is defined in Rule 501(a) promulgated pursuant to the Securities Act; (b) the Holder has knowledge of the business and affairs of Company; (c) this Warrant and the Warrant Shares issuable upon the exercise of this Warrant are being acquired for investment and not with a view to the distribution hereof; and (c) absent an effective registration statement under the Securities Act of 1933, as amended (“1933 Act”), covering the disposition of this Warrant or the Warrant Shares issued or issuable upon exercise of this Warrant, this Warrant and/or the Warrant Shares issued or issuable upon exercise of this Warrant will not be sold, transferred, assigned, hypothecated, or otherwise disposed of without first providing the Company, if the Company so requests, with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such sale, transfer, assignment, hypothecation, or other disposal will be exempt from the registration and prospectus delivery requirements of the 1933 Act. The Holder consents to the Company making a notation in its records or giving to any transfer agent of the Warrant or the Warrant Shares an order to implement such restriction on transferability. Subject to the foregoing, this Warrant is transferable and may be assigned or hypothecated from and after the date hereof. Upon surrender of this Warrant to the Company at its principal executive offices in California with the Subscription Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee(s) named in such instrument of assignment, and this Warrant shall promptly be canceled.

4.2           Payment of Warrant Exercise Taxes.  All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable, and the Company shall pay all taxes and other governmental charges, if any, that may be imposed in respect of the issue or delivery thereof (other than taxes based upon income). The Company shall not be required, however, to pay any applicable tax or other charge imposed in connection with any transfer of any Warrant Shares into any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge, if any, has been paid, or it has been established to the Company’s satisfaction that no tax or other charge is due.

5.           Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall remain issuable upon the full exercise hereof.

6.           Notices to be Given.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, the Company intends to issue a cash dividend, then the Company shall give written notice of such issuance of such cash dividend to the Holder at least 15 days prior to the date fixed for issuance of such cash dividend.

7.           Miscellaneous.

7.1           Governing Law; Venue. This Warrant is to be construed in accordance

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with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Each of the parties hereto (a) agrees that any action arising out of or relating to this Warrant shall be brought solely in the State of California, (b) submits to the jurisdiction of the United States District Court for the Central District of California and of the Kern County Superior Court, and (c) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

7.2           Titles and Subtitles.  The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

7.3           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities issued upon conversion of this Warrant). Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant. The Holder may not sell, assign, pledge, dispose of, or otherwise transfer this Warrant without the prior written consent of the Company.

7.4           Notices.  Except as otherwise provided in this Warrant, all notices, requests, waivers, and other communications made pursuant to this Warrant shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other parties; (b) when sent by facsimile if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other parties; or (d) the next business day after deposit with a national overnight delivery service, delivery fees prepaid, addressed to the other parties with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. All notices, requests, waivers and other communications made pursuant to this Warrant shall be addressed as follows: (i) if to Company, addressed to Tri-Valley Corporation, Attn: President, 4550 California Avenue, Suite 600, Bakersfield, CA 93309, and (ii) if to Holder, addressed to the Holder of record at its address appearing on the books of the Company. The Company, on the one hand, and the Holder, on the other hand, may change or supplement their addresses, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

7.5           Amendment  and Waivers.  This Warrant may not be modified except in writing signed by Company and Holder. No provision of this Warrant may be waived unless in writing signed by Company and Holder. No course of dealing or delay on the part of Company or Holder in exercising any right shall operate as waiver thereof or otherwise prejudice the rights of Company and/or Holder, and no consent or waiver shall extend beyond the particular case and purpose involved.

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7.6           Expenses.  Each party shall pay its own costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Warrant. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

7.7           Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.8           Construction.  For purposes of this Warrant, whenever the context requires, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

7.9           Entire Agreement; Conflicts Between Documents.  This Warrant and that certain Separation Agreement and General Release (“Agreement and Release”) dated January 4, 2011, to which Company and Holder are each a party constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants, except as specifically set forth herein or therein. In case of a conflict between this Warrant, on the one hand, and the Agreement and Release, on the other hand, the Agreement and Release will govern.

7.10           Acknowledgment.  Company and Holder, each on their own behalf, acknowledge that: (a) it has read this Warrant; (b) it has been represented in the preparation, negotiation and execution of this Warrant by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Warrant and is fully aware of the legal and binding effect of this Warrant.

7.11           Lost or Destroyed Warrant.  In case this Warrant shall be mutilated or alleged to have been lost or destroyed, a new Warrant will be issued in place thereof by the Company on presentation to the Company of reasonable evidence of such mutilation, loss, or destruction and upon such indemnity, if any, as the Company may reasonably require for its protection.

7.12           Transfer.  The Holder may not sell, assign, pledge, dispose of, or otherwise transfer this Warrant without prior written notice to the Company. Subject to the preceding sentence, this Warrant may be transferred only upon surrender of the original Warrant for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new warrant with identical terms will be issued to, and registered in the name, of, the transferee.

7.13           No Rights as an Equity Holder.  Prior to the conversion of this Warrant,

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the Holder shall not have or exercise any rights as an equity holder of the Company by virtue of its ownership of this Warrant unless specifically set forth herein.

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 TRI-VALLEY CORPORATION
 WARRANT NO. 003

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and to be dated and delivered as of the Issuance Date.

                                                                           COMPANY:

                                                                                                                                                                           TRI-VALLEY CORPORATION

                                                                                                                                                                            By:        John E. Durbin
                                                                                                                                                                            Name:   John E. Durbin
                                       Title:     Chief Financial Officer

 TRI-VALLEY CORPORATION
 WARRANT NO. 003

EXHIBIT I

SUBSCRIPTION FORM
TO
EXERCISE WARRANT
FOR
COMMON SHARES OF TRI-VALLEY CORPORATION

To:           TRI-VALLEY CORPORATION:

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by that Warrant for, and to purchase under that Warrant, an aggregate of _____________________ shares of the Common Stock of Tri-Valley Corporation, a Delaware corporation, and herewith makes payment of ($ _______) for those shares, and requests that the certificates for those shares:

Be issued in the name of	_____________________________________

Be delivered to	_____________________________________

Whose address is	_____________________________________

Dated: _______________________

_______________________________________
[Signature of Holder]

 TRI-VALLEY CORPORATION
 WARRANT NO. 003